NEWS	Exhibit 99.1

Mark Graff
Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2017 Q3 Diluted EPS of $0.05 and Adjusted Diluted EPS of $0.12
Posts Comparable Restaurant Sales of 0.6% at Outback With Positive Traffic
Updates Fiscal 2017 Financial Outlook

TAMPA, Fla., November 3, 2017 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the third quarter 2017 (“Q3 2017”) compared to the third quarter 2016 (“Q3 2016”).

Highlights for Q3 2017 include the following:

•	Comparable restaurant sales were up 0.6% at U.S. Outback Steakhouse with traffic up 0.1%;

•	Combined U.S. comparable restaurant sales were down (1.0)%;

•	Combined negative impact of Hurricanes Harvey and Irma was estimated to be 1.0% to comp sales and $0.04 to Diluted EPS;

•	Comparable restaurant sales were up 4.8% for Outback Steakhouse in Brazil; and

•	Opened eight new restaurants including six in international markets.

Subsequent to the fiscal second quarter earnings call, we repurchased $40 million of common stock, bringing the total year-to-date share repurchases to $273 million through November 3, 2017.

Diluted EPS and Adjusted Diluted EPS

The following table reconciles Diluted earnings per share to Adjusted diluted earnings per share for the periods as indicated below.

	Q3
	2017	2016	CHANGE
Diluted earnings per share	$0.05	$0.18	$(0.13)
Adjustments	0.07	0.01	0.06
Adjusted diluted earnings per share	$0.12	$0.19	$(0.07)

___________________
See Non-GAAP Measures later in this release.

CEO Comments

“We were pleased with how we performed in a challenging third quarter,” said Liz Smith, CEO. “In particular, Outback’s positive response to investments in the customer experience returned us to traffic growth in Q3. We have seen further strengthening across the portfolio in October; however, we maintain a cautious outlook on the industry as we enter the holiday season, and this is reflected in our updated guidance.”

Third Quarter Financial Results

(dollars in millions)	Q3 2017	Q3 2016	CHANGE
Total revenues	$948.9	$1,005.4	(5.6)%

U.S. GAAP restaurant-level operating margin	13.3%	14.4%	(1.1)%
Adjusted restaurant-level operating margin (1)	13.3%	14.3%	(1.0)%

U.S. GAAP operating income margin	0.3%	3.2%	(2.9)%
Adjusted operating income margin (1)	2.4%	3.6%	(1.2)%

Costs associated with hurricanes Harvey and Irma had a 40 basis point negative impact on GAAP and adjusted restaurant margin and operating margin in Q3 2017.

___________________

(1)	See Non-GAAP Measures later in this release.

•
The decrease in Total revenues was primarily due to refranchising internationally and domestically and the net impact of restaurant closings and new restaurant openings, partially offset by an increase in franchise and other revenues.

•
The decrease in U.S. GAAP and adjusted restaurant-level operating margin was primarily due to: (i) higher labor costs, (ii) unfavorable seafood and dairy costs, (iii) operating expense inflation and (iv) higher net rent expense due to the sale-leaseback of certain properties. These decreases were partially offset by: (i) the impact of certain cost savings initiatives, (ii) lower advertising expense, (iii) increases in average check and (iv) lower beef costs.

•
The decrease in U.S. GAAP operating income margin was primarily due to a decrease in restaurant-level operating margin and impairment charges. This decrease was partially offset by increases primarily in franchise and other revenues.

•	Adjusted operating income margin excludes certain impairment charges and restaurant closing costs. See table five later in this release for more information.

Third Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED SEPTEMBER 24, 2017	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	0.6%
Carrabba’s Italian Grill	(2.8)%
Bonefish Grill	(4.3)%
Fleming’s Prime Steakhouse & Wine Bar	(1.0)%
Combined U.S.	(1.0)%

International
Outback Steakhouse - Brazil	4.8%

Lost operating days from Hurricanes Harvey and Irma are included in our calculation of comparable restaurant sales. These lost operating days had an estimated 1.0% negative impact on third quarter combined U.S. comp sales results.

Dividend Declaration and Share Repurchases
In October 2017, our Board of Directors declared a quarterly cash dividend of $0.08 per share to be paid on November 22, 2017 to all stockholders of record as of the close of business on November 13, 2017.

On April 21, 2017, our Board of Directors approved a new $250 million share repurchase program. As of November 3, 2017, we repurchased 9.6 million shares of common stock for a total of $195 million and there is $55 million remaining under this authorization, which expires on October 21, 2018.

Fiscal 2017 Financial Outlook

We have updated several of the metrics in our financial outlook for fiscal 2017 primarily due to the negative impact of Hurricanes Harvey and Irma as well as higher commodity expenses than planned. In addition, although comp sales across the portfolio have improved in October, we remain cautious on future industry sales trends given the severity of industry declines in the third quarter and uncertainty surrounding consumer behavior during the upcoming holiday season.

The following table presents our updated expectations for selected fiscal 2017 financial reporting and operating results as compared to the financial outlook provided in our July 26, 2017 earnings release. These updated expectations supersede the previously provided financial outlook. Expectations for combined U.S. comparable restaurant sales, capital expenditures, and number of new system-side restaurants are unchanged from the July 26, 2017 outlook.

Financial Results:	Outlook on Jul. 26	Current Outlook
U.S. GAAP diluted earnings per share (1)	$1.34 to $1.41	$1.09 to $1.14

Adjusted diluted earnings per share (1)	$1.40 to $1.47	$1.31 to $1.36

U.S. GAAP effective income tax rate	21% to 22%	15% to 16%

Adjusted effective income tax rate	24% to 25%	23% to 24%

Other Selected Financial Data:

Commodity inflation / (deflation)	Flat to (1%)	Flat to (0.5%)
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(1)
The difference between our U.S. GAAP and Adjusted diluted earnings per share outlook is due to adjustments to year-to-date results (as described in Table 5 later in this release), as well as the estimated impact of certain income adjustments on fiscal fourth quarter results.

Conference Call
The Company will host a conference call today, November 3rd at 9:00 AM ET. The conference call can be accessed live over the telephone by dialing (877) 407-9039 or (201) 689-8470 for international participants. A replay will be available beginning two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers. The replay will be available through Friday, November 10th, 2017. The conference ID for the live call and replay is 13672251. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures

In addition to the results provided in accordance with U.S. GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margin and (vi) Adjusted segment income from operations and the corresponding margin.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace U.S. GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables four, five and six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

As previously announced, based on a review of our non-GAAP presentations, we determined that, commencing with our results for the first fiscal quarter of 2017, when presenting non-GAAP measures, we will no longer adjust for expenses incurred in connection with our remodel program or intangible amortization recorded as a result of the acquisition of our Brazil operations. We recast historical comparable periods to conform to the revised presentation.

In this release, we have also included forward-looking non-GAAP information under the caption “Fiscal 2017 Financial Outlook”. This relates to our current expectations for fiscal 2017 adjusted diluted EPS and adjusted effective income tax rate. We have also provided information with respect to our expectations for the corresponding GAAP measures.

The differences between our disclosed GAAP and non-GAAP expectations are described to the extent practicable under “Fiscal 2017 Financial Outlook”. However, in addition to the general cautionary language regarding all forward-looking statements included elsewhere in this release, we note that, because the items we adjust for in our non-GAAP measures may vary from period to period without correlation to our core performance, they are by nature more difficult to predict and estimate, so additional adjustments may occur in the remainder of the fiscal year and they may significantly impact our GAAP results.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates approximately 1,500 restaurants in 48 states, Puerto Rico, Guam and 19 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments” and “Fiscal 2017 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; challenges associated with our expansion, remodeling and relocation plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effectiveness of our strategic actions; the cost and availability of credit; interest rate changes; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; and our ability to continue to pay dividends and repurchase shares of our common stock. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands, except per share data)	SEPTEMBER 24, 2017	SEPTEMBER 25, 2016	SEPTEMBER 24, 2017	SEPTEMBER 25, 2016
Revenues
Restaurant sales	$937,852	$998,806	$3,093,297	$3,229,377
Franchise and other revenues	11,047	6,581	32,407	18,786
Total revenues	948,899	1,005,387	3,125,704	3,248,163
Costs and expenses
Cost of sales	296,632	322,080	984,510	1,044,179
Labor and other related	285,325	290,032	907,580	921,992
Other restaurant operating	231,293	243,175	723,357	747,189
Depreciation and amortization	47,826	48,551	142,479	145,206
General and administrative	66,063	65,072	215,059	208,663
Provision for impaired assets and restaurant closings	18,578	4,743	38,253	49,183
Total costs and expenses	945,717	973,653	3,011,238	3,116,412
Income from operations	3,182	31,734	114,466	131,751
Loss on defeasance, extinguishment and modification of debt	—	(418)	(260)	(26,998)
Other income, net	7,531	2,079	14,761	2,059
Interest expense, net	(10,705)	(10,217)	(29,389)	(33,394)
Income before (benefit) provision for income taxes	8	23,178	99,578	73,418
(Benefit) provision for income taxes	(4,038)	1,950	14,280	24,372
Net income	4,046	21,228	85,298	49,046
Less: net (loss) income attributable to noncontrolling interests	(290)	495	1,422	3,015
Net income attributable to Bloomin’ Brands	$4,336	$20,733	$83,876	$46,031

Earnings per share:
Basic	$0.05	$0.19	$0.85	$0.41
Diluted	$0.05	$0.18	$0.83	$0.40

Weighted average common shares outstanding:
Basic	92,485	109,399	98,137	113,553
Diluted	95,655	112,430	101,497	116,516

Cash dividends declared per common share	$0.08	$0.07	$0.24	$0.21

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
U.S. Segment	SEPTEMBER 24, 2017	SEPTEMBER 25, 2016	SEPTEMBER 24, 2017	SEPTEMBER 25, 2016
Revenues
Restaurant sales	$823,916	$889,350	$2,758,165	$2,882,091
Franchise and other revenues	8,157	4,556	23,895	14,575
Total revenues	$832,073	$893,906	$2,782,060	$2,896,666
Restaurant-level operating margin	12.2%	14.1%	14.7%	15.7%
Income from operations	$28,139	$61,905	$204,153	$268,754
Operating income margin	3.4%	6.9%	7.3%	9.3%
International Segment
Revenues
Restaurant sales	$113,936	$109,456	$335,132	$347,286
Franchise and other revenues	2,890	2,025	8,512	4,211
Total revenues	$116,826	$111,481	$343,644	$351,497
Restaurant-level operating margin	20.7%	18.2%	20.7%	17.9%
Income (loss) from operations	$8,442	$8,277	$26,923	$(14,947)
Operating income (loss) margin	7.2%	7.4%	7.8%	(4.3)%
Reconciliation of Segment Income (Loss) from Operations to Consolidated Income from Operations
Segment income (loss) from operations
U.S.	$28,139	$61,905	$204,153	$268,754
International	8,442	8,277	26,923	(14,947)
Total segment income from operations	36,581	70,182	231,076	253,807
Unallocated corporate operating expense	(33,399)	(38,448)	(116,610)	(122,056)
Total income from operations	$3,182	$31,734	$114,466	$131,751

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(in thousands)	SEPTEMBER 24, 2017	DECEMBER 25, 2016
Cash and cash equivalents (1)	$98,697	$127,176
Net working capital (deficit) (2)	$(458,052)	$(432,889)
Total assets	$2,472,954	$2,642,279
Total debt, net	$1,200,692	$1,089,485
Total stockholders’ equity (3)	$36,634	$195,353
Common stock outstanding (3)	91,164	103,922
_________________

(1)	Excludes restricted cash.

(2)
The Company has, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). The Company operates successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on its current liabilities, and its inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

(3)	During the thirty-nine weeks ended September 24, 2017, we repurchased 13.8 million shares of our outstanding common stock.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	SEPTEMBER 24, 2017		SEPTEMBER 25, 2016
Consolidated:	U.S. GAAP	ADJUSTED (1)	U.S. GAAP	ADJUSTED (1)	QUARTER TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	31.6%	31.6%	32.2%	32.2%	0.6%
Labor and other related	30.4%	30.4%	29.0%	29.0%	(1.4)%
Other restaurant operating	24.7%	24.7%	24.3%	24.4%	(0.3)%

Restaurant-level operating margin (2)	13.3%	13.3%	14.4%	14.3%	(1.0)%

Segments:
Restaurant-level operating margin - U.S. (2)	12.2%	12.1%	14.1%	14.1%	(2.0)%
Restaurant-level operating margin - International (2)	20.7%	20.7%	18.2%	18.2%	2.5%

	THIRTY-NINE WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	SEPTEMBER 24, 2017		SEPTEMBER 25, 2016
Consolidated:	U.S. GAAP	ADJUSTED (3)	U.S. GAAP	ADJUSTED (4)	YEAR TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	31.8%	31.8%	32.3%	32.3%	0.5%
Labor and other related	29.3%	29.3%	28.6%	28.6%	(0.7)%
Other restaurant operating	23.4%	23.6%	23.1%	23.2%	(0.4)%

Restaurant-level operating margin (2)	15.4%	15.3%	16.0%	15.9%	(0.6)%

Segments:
Restaurant-level operating margin - U.S. (2)	14.7%	14.5%	15.7%	15.7%	(1.2)%
Restaurant-level operating margin - International (2)	20.7%	20.7%	17.9%	17.9%	2.8%
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(1)	Includes adjustments for the write-off of $0.2 million of deferred rent liabilities associated with our relocation program, recorded in Other restaurant operating.

(2)
The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:

(i)	Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.

(ii)	Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.

(iii)	General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.

(iv)	Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.

(3)	Includes adjustments for the write-off of $5.5 million of deferred rent liabilities associated with the 2017 Closure Initiative and our relocation program, recorded in Other restaurant operating.

(4)	Includes adjustments for the write-off of $1.9 million of deferred rent liabilities, primarily associated with the Bonefish Restructuring, recorded in Other restaurant operating.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
INCOME FROM OPERATIONS, NET INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(in thousands, except per share data)	SEPTEMBER 24, 2017	SEPTEMBER 25, 2016	SEPTEMBER 24, 2017	SEPTEMBER 25, 2016
Income from operations	$3,182	$31,734	$114,466	$131,751
Operating income margin	0.3%	3.2%	3.7%	4.1%
Adjustments:
Asset impairments and related costs (1)	10,566	3,208	10,566	43,231
Restaurant impairments and closing costs (2)	4,726	(685)	20,925	1,435
Restaurant relocations and related costs (3)	3,743	1,141	8,101	2,047
Severance (4)	1,015	—	1,015	1,872
Transaction-related expenses (5)	—	1,047	1,447	1,513
Total income from operations adjustments	20,050	4,711	42,054	50,098
Adjusted income from operations	$23,232	$36,445	$156,520	$181,849
Adjusted operating income margin	2.4%	3.6%	5.0%	5.6%

Net income attributable to Bloomin’ Brands	$4,336	$20,733	$83,876	$46,031
Adjustments:
Income from operations adjustments	20,050	4,711	42,054	50,098
Gain on disposal of business and other costs (6)	(7,570)	(2,084)	(14,854)	(2,084)
Loss on defeasance, extinguishment and modification of debt (7)	—	418	260	26,998
Total adjustments, before income taxes	12,480	3,045	27,460	75,012
Adjustment to provision for income taxes (8)	(5,074)	(2,338)	(14,018)	(9,382)
Net adjustments	7,406	707	13,442	65,630
Adjusted net income	$11,742	$21,440	$97,318	$111,661

Diluted earnings per share	$0.05	$0.18	$0.83	$0.40
Adjusted diluted earnings per share	$0.12	$0.19	$0.96	$0.96

Diluted weighted average common shares outstanding	95,655	112,430	101,497	116,516
_________________

(1)
Represents asset impairment charges and related costs primarily associated with: (i) the remeasurement of certain surplus properties currently leased to the owners of our former restaurant concepts in 2017, (ii) our Puerto Rico subsidiary in 2016 and (iii) the decision to sell Outback Steakhouse South Korea in 2016.

(2)	Represents expenses incurred for approved closure and restructuring initiatives.

(3)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(4)
Relates to severance expense incurred primarily as a result of: (i) restructuring of certain functions in 2017 and (ii) the relocation of our Fleming’s operations center to the corporate home office in 2016.

(5)
Relates primarily to the following: (i) professional fees related to certain income tax items in which the associated tax benefit is adjusted in Adjustments to provision for income taxes in 2017, as described in footnote 8 to this table, and (ii) costs incurred in connection with our sale-leaseback initiative in 2017 and 2016.

(6)
Primarily relates to: (i) the sale of 54 U.S. Company-owned restaurants to existing franchisees in the second quarter of 2017, (ii) a gain of the sale of one Carrabba's Italian Grill restaurant during the third quarter of 2017, (iii) expenses related to certain surplus properties during the third quarter of 2017 and (iv) the sale of Outback Steakhouse South Korea during the third quarter of 2016.

(7)	Relates to modification of our Credit Agreement in 2017 and amendments of the PRP Mortgage loan and the defeasance of the 2012 CMBS loan in 2016.

(8)
Represents income tax effect of the adjustments for the thirteen and thirty-nine weeks ended September 24, 2017 and September 25, 2016. Adjustments include the impact of excluding $4.6 million of discrete income tax items for the thirty-nine weeks ended September 24, 2017.

Following is a summary of the financial statement line item classification of the net income adjustments:

	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 24, 2017	SEPTEMBER 25, 2016	SEPTEMBER 24, 2017	SEPTEMBER 25, 2016
Other restaurant operating	$(194)	$(220)	$(5,481)	$(2,084)
Depreciation and amortization	1,777	1,121	5,109	2,377
General and administrative	1,015	1,047	5,409	3,958
Provision for impaired assets and restaurant closings	17,452	2,764	37,017	45,847
Loss on defeasance, extinguishment and modification of debt	—	418	260	26,998
Other income, net	(7,570)	(2,085)	(14,854)	(2,084)
Provision for income taxes	(5,074)	(2,338)	(14,018)	(9,382)
Net adjustments	$7,406	$707	$13,442	$65,630

TABLE SIX
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME (LOSS) FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
U.S. Segment	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
(dollars in thousands)	SEPTEMBER 24, 2017	SEPTEMBER 25, 2016	SEPTEMBER 24, 2017	SEPTEMBER 25, 2016
Income from operations	$28,139	$61,905	$204,153	$268,754
Operating income margin	3.4%	6.9%	7.3%	9.3%
Adjustments:
Asset impairments and related costs (1)	10,566	3,208	10,566	3,208
Restaurant impairments and closing costs (2)	3,071	(685)	19,270	1,539
Restaurant relocations and related costs (3)	3,743	1,142	8,101	2,047
Severance (4)	—	—	—	1,276
Transaction-related expenses (5)	—	530	347	675
Adjusted income from operations	$45,519	$66,100	$242,437	$277,499
Adjusted operating income margin	5.5%	7.4%	8.7%	9.6%

International Segment
(dollars in thousands)
Income (loss) from operations	$8,442	$8,277	$26,923	$(14,947)
Operating income (loss) margin	7.2%	7.4%	7.8%	(4.3)%
Adjustments:
Restaurant impairments and closing costs (2)	1,655	—	1,655	(103)
Severance	290	—	290	—
Asset impairments and related costs (6)	—	—	—	40,023
Transaction-related expenses (6)	—	161	—	161
Adjusted income from operations	$10,387	$8,438	$28,868	$25,134
Adjusted operating income margin	8.9%	7.6%	8.4%	7.2%
_________________

(1)	Represents asset impairment charges and related costs primarily associated with: (i) the remeasurement of certain surplus properties in 2017 and (ii) our Puerto Rico subsidiary in 2016.

(2)	Represents expenses incurred for approved closure and restructuring initiatives.

(3)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(4)	Relates to severance expense primarily resulting from the relocation of our Fleming’s operations center to the corporate home office.

(5)	Represents costs incurred in connection with our sale-leaseback initiative.

(6)	Represents asset impairment charges and related costs primarily associated with the decision to sell Outback Steakhouse South Korea.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	JUNE 25, 2017	OPENINGS	CLOSURES	SEPTEMBER 24, 2017
U.S.
Outback Steakhouse
Company-owned	584	—	—	584
Franchised	158	—	(2)	156
Total	742	—	(2)	740
Carrabba’s Italian Grill
Company-owned	227	—	(1)	226
Franchised	3	—	—	3
Total	230	—	(1)	229
Bonefish Grill
Company-owned	196	—	(1)	195
Franchised	7	—	—	7
Total	203	—	(1)	202
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	67	1	—	68
Express
Company-owned	—	1	—	1
International
Company-owned
Outback Steakhouse—Brazil (1)	85	2	—	87
Other	33	3	—	36
Franchised
Outback Steakhouse - South Korea	74	—	—	74
Other	54	1	(1)	54
Total	246	6	(1)	251
System-wide total	1,488	8	(5)	1,491
____________________

(1)	The restaurant counts for Brazil are reported as of May 31, 2017 and August 31, 2017 to correspond with the balance sheet dates of this subsidiary.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTY-NINE WEEKS ENDED
	SEPTEMBER 24, 2017	SEPTEMBER 25, 2016	SEPTEMBER 24, 2017	SEPTEMBER 25, 2016
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more) (1):
U.S.
Outback Steakhouse	0.6%	(0.7)%	0.8%	(1.6)%
Carrabba’s Italian Grill	(2.8)%	(2.1)%	(2.1)%	(2.9)%
Bonefish Grill	(4.3)%	1.7%	(2.4)%	(0.1)%
Fleming’s Prime Steakhouse & Wine Bar	(1.0)%	(1.9)%	(1.8)%	(0.3)%
Combined U.S. (2)	(1.0)%	(0.7)%	(0.5)%	(1.5)%
International
Outback Steakhouse - Brazil (3)	4.8%	7.3%	6.9%	6.9%

Traffic:
U.S.
Outback Steakhouse	0.1%	(6.5)%	(1.1)%	(5.1)%
Carrabba’s Italian Grill	(4.2)%	(4.5)%	(4.5)%	(2.5)%
Bonefish Grill	(5.7)%	(2.0)%	(3.5)%	(3.3)%
Fleming’s Prime Steakhouse & Wine Bar	(6.5)%	(2.9)%	(6.6)%	(1.6)%
Combined U.S.	(1.9)%	(5.4)%	(2.3)%	(4.2)%
International
Outback Steakhouse - Brazil	(1.5)%	1.4%	(0.1)%	0.2%

Average check per person increases (decreases) (4):
U.S.
Outback Steakhouse	0.5%	5.8%	1.9%	3.5%
Carrabba’s Italian Grill	1.4%	2.4%	2.4%	(0.4)%
Bonefish Grill	1.4%	3.7%	1.1%	3.2%
Fleming’s Prime Steakhouse & Wine Bar	5.5%	1.0%	4.8%	1.3%
Combined U.S.	0.9%	4.7%	1.8%	2.7%
International
Outback Steakhouse - Brazil	6.2%	6.0%	6.8%	6.6%
____________________

(1)
Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates. Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

(2)	Combined U.S. comparable restaurant sales for the thirteen weeks ended September 24, 2017 includes an estimated (1.0%) impact related to hurricanes that occurred during the quarter.

(3)	Includes trading day impact from calendar period reporting.

(4)	Average check per person increases (decreases) include the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.